EXHIBIT 4.1

                                INTERACTIVE DATA

                                FINANCIAL TIMES
                               100 William Street
                             New York, NY 10038 USA
                               Tel: (212) 269-6300
                               Fax: (212) 771-6929

April 5, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


              Re: Van Kampen Focus Portfolios Insured Income Trust,
                     Series 78 and Series 79 (Intermediate)
                     (A Unit Investment Trust) Registered Under the
                      Securities Act of 1933 File No. 333-57654

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund. We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Financial Times Information, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                    Steven Miano
                                           Director Fixed Income Data Operations